Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA BALANCE SHEET -- ASSETS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                   PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                   ---------------------                     GIVING
                                                         YANKEE                            SHORT-TERM      EFFECT TO
                                           PER BOOK      MERGER    SECURITIZATION             DEBT        ADJUSTMENTS
                                          -----------    -------   --------------          ----------     -----------
Utility Plant, at cost:
  Electric                                $ 9,314,090    $           $                     $               $ 9,314,090
  Gas and other                               847,856                                                          847,856
                                          -----------    -------     ----------            ----------      -----------
                                           10,161,946          0              0                     0       10,161,946
    Less: Accumulated provision
      for depreciation                      6,493,571                                                        6,493,571
                                          -----------    -------     ----------            ----------      -----------
                                            3,668,375          0              0                     0        3,668,375
  Unamortized PSNH acquisition costs          303,123                                                          303,123
  Construction work in progress               206,513                                                          206,513
  Nuclear fuel, net                           118,550                                                          118,550
                                          -----------    -------     ----------            ----------      -----------
    Total net utility plant                 4,296,561          0              0                     0        4,296,561
                                          -----------    -------     ----------            ----------      -----------

Other Property and Investments:
  Nuclear decommissioning
    trusts, at market                         762,686                                                          762,686
  Investments in regional nuclear
    generating companies, at equity            83,284                                                           83,284
  Other, at cost                              139,694                                                          139,694
                                          -----------    -------     ----------            ----------      -----------
                                              985,664          0              0                     0          985,664
                                          -----------    -------     ----------            ----------      -----------
Current Assets:
  Cash and cash equivalents                   237,972                   353,329[2]/[5]      1,431,173[3]     2,022,474
  Investment in securitizable assets           62,635                                                           62,635
  Receivables, net                            479,957                   115,012[2]                             594,969
  Unbilled revenues                            72,003                                                           72,003
  Fuel, materials and supplies,
    at average cost                           171,253                                                          171,253
  Recoverable energy costs,
    net - current portion                     109,882                                                          109,882
  Prepayments and other                       226,863                                                          226,863
                                          -----------    -------     ----------            ----------      -----------
                                            1,360,565          0        468,341             1,431,173        3,260,079
                                          -----------    -------     ----------            ----------      -----------
Deferred Charges:
  Regulatory assets:
    Recoverable nuclear costs               2,096,234                                                        2,096,234
    Income taxes, net                         598,942                                                          598,942
    Deferred costs - nuclear plants            50,287                                                           50,287
    Unrecovered contractual obligations       265,375                                                          265,375
    Recoverable energy costs, net             197,349                                                          197,349
    Other                                     152,814                 1,244,074[2]                           1,396,888
  Unamortized debt expense                     33,524                     5,657[2]                              39,181
  Goodwill and other
    purchased intangible assets               336,221     (3,557)[1]                                           332,664
  Other                                       191,844                                                          191,844
                                          -----------    -------     ----------            ----------      -----------
                                            3,922,590     (3,557)     1,249,731                     0        5,168,764
                                          -----------    -------     ----------            ----------      -----------
    Total Assets                          $10,565,380    $(3,557)    $1,718,072            $1,431,173      $13,711,068
                                          ===========    =======     ==========            ==========      ===========

NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA BALANCE SHEET -- CAPITALIZATION AND LIABILITIES
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                                ---------------------                     GIVING
                                                                 YANKEE                                 SHORT-TERM       EFFECT TO
                                                 PER BOOK        MERGER         SECURITIZATION             DEBT         ADJUSTMENTS
                                                -----------      -------        --------------          ----------      -----------
Capitalization:
  Common stock                                  $   743,480      $                $        0[2]/[4]     $               $   743,480
  Capital surplus, paid in                        1,094,996                                0[2]/[4]                       1,094,996
  Deferred contribution plan -
    employee stock ownership plan                  (118,554)                                                               (118,554)
  Retained earnings                                 691,164       (8,463)[1]                              (71,190)          611,511
  Accumulated other
    comprehensive income                              2,699                                                                   2,699
                                                -----------      -------          ----------            ----------      -----------
    Total common stockholders' equity             2,413,785       (8,463)                  0              (71,190)        2,334,132
  Preferred stock not subject to
    mandatory redemption                            136,200                          (20,000)[2]                            116,200
  Preferred stock subject to
    mandatory redemption                             15,000                          (15,000)[2]                                  0
  Long-term debt                                  2,042,929                         (138,784)[2]                          1,904,145
                                                -----------      -------          ----------            ----------      -----------
    Total capitalization                          4,607,914       (8,463)           (173,784)              (71,190)       4,354,477
                                                -----------      -------          ----------            ----------      -----------

Minority Interest in Consolidated Subsidiary        100,000                         (100,000)[2]                                  0
                                                -----------      -------          ----------            ----------      -----------

Obligations Under Capital Leases                     50,619                                0[2]/[5]                          50,619
                                                -----------      -------          ----------            ----------      -----------

Rate Reduction Bond Obligation                            0                        2,188,000[2]                           2,188,000
                                                -----------      -------          ----------            ----------      -----------

Current Liabilities:
  Notes payable to banks**                        1,127,338                         (139,173)[2]         1,431,173[3]     2,419,338
  Long-term debt and preferred
    stock - current portion                         539,900                         (171,983)[2]                            367,917
  Obligations under capital
    leases - current portion                        113,101                                0[2]/[5]                         113,101
  Accounts payable                                  481,411                                                                  481,411
  Accrued taxes                                     144,282       (3,270)[1]         (12,693)[2]           (47,459)[3]       80,860
  Accrued interest                                   46,760        8,176[1]          115,012[2]            118,649[3]       288,597
  Other                                             121,259                                                                 121,259
                                                -----------      -------          ----------            ----------      -----------
                                                  2,574,051        4,906            (208,837)            1,502,363        3,872,483
                                                -----------      -------          ----------            ----------      -----------

Deferred Credits and Other
  Long-term Liabilities:
  Accumulated deferred income taxes               1,674,587                           12,693[2]                           1,687,280
  Accumulated deferred investment
    tax credits                                     156,002                                                                 156,002
  Decommissioning obligation - Millstone 1          683,234                                                                 683,234
  Deferred contractual obligations                  255,816                                                                 255,816
  Other                                             463,157                                                                 463,157
                                                -----------      -------          ----------            ----------      -----------
                                                  3,232,796            0              12,693                     0        3,245,489
                                                -----------      -------          ----------            ----------      -----------
    Total Capitalization and Liabilities        $10,565,380      $(3,557)         $1,718,072            $1,431,173      $13,711,068
                                                ===========      =======          ==========            ==========      ===========

** Includes $430 million of short-term debt for Northeast Generation Company which is not jurisdictional to the SEC because it has EWG status.


NORTHEAST UTILITIES AND SUBSIDIARIES
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                              PRO FORMA ADJUSTMENTS                 PRO FORMA
                                                                              ---------------------                  GIVING
                                                                YANKEE                           SHORT-TERM         EFFECT TO
                                              PER BOOK*         MERGER        SECURITIZATION        DEBT           ADJUSTMENTS
                                             ----------         -------       --------------     ----------         ----------
Operating Revenues                           $5,718,392         $                $115,012[2]      $                 $5,833,404
                                             ----------         -------          --------         --------          ----------

Operating Expenses:
  Operation -
    Fuel, purchased and net
      interchange power                       3,046,583                                 0[2]                         3,046,583
    Other                                       934,438                                 0[2]                           934,438
  Maintenance                                   251,570                                                                251,570
  Depreciation                                  245,055                                                                245,055
  Amortization of regulatory assets, net        566,975           3,557[1]                                             570,532
  Federal and state income taxes                251,112                                 0[2]                           251,112
  Taxes other than income taxes                 254,032                                                                254,032
  Gain on sale of utility plant                (287,672)                                                              (287,672)
                                             ----------         -------          --------         --------          ----------
      Total operating expenses                5,262,093           3,557                 0                0           5,265,650
                                             ----------         -------          --------         --------          ----------
Operating Income                                456,299          (3,557)          115,012                0             567,754
                                             ----------         -------          --------         --------          ----------

Other Income/(Loss):
  Equity in earnings of regional nuclear
    generating and transmission companies         6,887                                                                  6,887
  Nuclear related costs                         (69,354)                                                               (69,354)
  Other, net                                    (11,921)                                                               (11,921)
  Minority interest in loss of subsidiary        (9,300)                                                                (9,300)
  Income taxes                                   88,261           3,270[1]              0[2]        47,459[3]          138,990
                                             ----------         -------          --------         --------          ----------
      Other income/(loss), net                    4,573           3,270                 0           47,459              55,302
                                             ----------         -------          --------         --------          ----------
Income before interest charges                  460,872            (287)          115,012           47,459             623,056
                                             ----------         -------          --------         --------          ----------

Interest Charges:
  Interest on long-term debt                    218,661                           115,012                              333,673
  Other interest                                 77,686           8,176[1]                         118,649[3]          204,511
                                             ----------         -------          --------         --------          ----------
      Interest charges, net                     296,347           8,176           115,012          118,649             538,184
                                             ----------         -------          --------         --------          ----------
Preferred dividends of subsidiaries              16,633                                                                 16,633
                                             ----------         -------          --------         --------          ----------
Net Income                                   $  147,892         $(8,463)         $      0         $(71,190)         $   68,239
                                             ==========         =======          ========         ========          ==========

[1] - See adjustment a.
[2] - See adjustment b.
[3] - See adjustment c.
[4] - See adjustment d.
[5] - See adjustment e.

* - Includes income statement activity of Yankee Energy System for the 5 months ended February 29, 2000.


                                                 Debit            Credit
                                                 -----            ------
a) Amortization of regulatory assets, net        3,557
   Other interest                                8,176
   Accrued taxes                                 3,270
     Goodwill and other                                           3,557
     Accrued interest                                             8,176
     Income taxes                                                 3,270

   To record summary entry for
   NU Consolidated - Yankee merger
   adjustment.

b) Receivables, net                            115,012
   Regulatory assets -- other                1,244,074
   Unamortized debt expense                      5,657
   Common stock                                      1
   Capital surplus, paid in                    269,999
   Preferred stock not subject to
     mandatory redemption                       20,000
   Preferred stock subject to
     mandatory redemption                       15,000
   Long-term debt                              138,784
   Minority interest in
     consolidated subsidiary                   100,000
   Obligations under capital leases            254,894
   Notes payable to banks                      139,173
   Long-term debt and preferred
     stock - current portion                   171,983
   Obligations under capital
     leases -- current portion                  94,645
   Accrued taxes                                12,693
   Interest on long-term debt                  115,012
   Cash and cash equivalents                                     (3,790)
   Rate reduction bond obligation                             2,188,000
   Accrued interest                                             115,012
   Accumulated deferred income taxes                             12,693
   Operating revenues                                           115,012
   Fuel, purchased and
     net interchange power                                         -
   Operating expenses --
     operation -- other                                            -
   Federal and state income taxes                                  -
   Income taxes                                                    -
   Investment in subsidiary companies                           270,000

To record summary entry for
NU Consolidated - securitization.

c) Cash and cash equivalents                 1,431,173
   Other interest                              118,649
   Accrued taxes                                47,459
     Notes payable to bank                                    1,431,173
     Accrued interest                                           118,649
     Income taxes                                                47,459

To record summary entry for
NU Consolidated - short-term debt.

d) Investment in subsidiary companies          270,000
     Common stock                                                     1
     Capital surplus, paid in                                   269,999

To eliminate impact of pro forma
adjustments on investment in subsidiary
companies from securitization.

e) Cash                                        349,539
     Obligations under capital leases                          254,894
     Obligations under capital leases -
       current portion                                          94,645

To eliminate impact of intercopmany lease pay down from securitization.
